Exhibit 99.1

BR BRAND GROUP

Combined Financial Statements

December 31, 2018 and 2017

BR BRAND GROUP

INDEPENDENT AUDITOR’S REPORT

To the Members

BR Brand Group

We have audited the accompanying combined financial statements of BR Brand Group (as defined in Note 1), which comprise the combined balance sheets as of December 31, 2018 and 2017, and the related combined statements of income, changes in members’ equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of BR Brand Group as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann CPAs

The New York Practice of Mayer Hoffman McCann P.C.

November 26, 2019

BR BRAND GROUP

Combined Balance Sheets

December 31, 2018 and 2017

	2018	2017
ASSETS
Current assets:
Cash	$1,818,274	$1,585,341
Licensing income receivable (Note 3)	1,917,926	2,062,328
Total current assets	3,736,200	3,647,669

Intangible assets (Note 4)	38,184,000	38,184,000

	$41,920,200	$41,831,669

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Current portion of long-term debt (Note 4)	$315,000	$315,000
Deferred revenue	632,520	626,225
Total current liabilities	947,520	941,225

Long-term debt (Note 4)	157,500	472,500

Commitments and contingencies (Note 6)

Members’ equity	40,815,180	40,417,944

	$41,920,200	$41,831,669

See accompanying notes.

BR BRAND GROUP

Combined Statements of Income

For the Years Ended December 31, 2018 and 2017

	2018	2017

Licensing and advertising income	$22,602,745	$21,371,084

Operating expenses:
Advertising and promotion	656,872	705,097
Professional fees	335,883	203,209
Corporate overhead (Note 5)	3,135,296	2,821,496
General and administrative	339,673	436,803
Management fees (Note 5)	90,000	90,000
Total operating expenses	4,557,724	4,256,605

Income from operations	18,045,021	17,114,479

Interest expense	29,717	36,568

Income before provision for income taxes	18,015,304	17,077,911

Provision for income taxes	750	811

Net income	$18,014,554	$17,077,100

See accompanying notes.

BR BRAND GROUP

Combined Statements of Changes in Members’ Equity

For the Years Ended December 31, 2018 and 2017

	2018	2017

Members’ equity, beginning of year	$40,417,944	$39,438,348

Net income	18,014,554	17,077,100

Members’ distributions	(17,617,318)	(16,097,504)

Members’ equity, end of year	$40,815,180	$40,417,944

See accompanying notes.

BR BRAND GROUP

Combined Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net income	$18,014,554	$17,077,100
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash members’ distributions	(57,818)	(72,504)
Changes in assets and liabilities:
Licensing income receivable	144,402	(137,658)
Deferred revenue	6,295	148,347
Net cash provided by operating activities	18,107,433	17,015,285

Cash flows from financing activities:
Repayments of long-term debt	(315,000)	(315,000)
Members’ distributions	(17,559,500)	(16,025,000)
Cash used in financing activities	(17,874,500)	(16,340,000)

Net increase in cash	232,933	675,285

Cash, beginning of year	1,585,341	910,056

Cash, end of year	$1,818,274	$1,585,341

Supplemental Disclosures of Cash Flow Information

Cash paid during the year for:
Interest	$29,717	$36,568
Income taxes	$750	$2,814

See accompanying notes.

BR BRAND GROUP

Notes to Combined Financial Statements

Note 1 - The Company and Basis of Presentation

The accompanying combined financial statements include the accounts of the following entities (collectively “BR Brand Group” or the “Company”):

CM Brand Holdings LLC	KMJ Brand Holdings LLC
EL Acquisition LLC	LTD2 Brand Holdings LLC
Joan Vass Brand Holdings LLC	NL Brand Holdings LLC

The Company grants rights to use its trademarks in connection with the manufacture and sale of designated products through various distribution channels, including to retailers, wholesalers and distributors in the United States and in certain international territories.

The Company’s day-to-day operations are managed by Bluestar Alliance LLC (“Bluestar”). There are no intercompany accounts or transactions between the BR Brand Group entities.

On October 25, 2019, the members of the Company transferred the trademarks, domain names, license agreements and related assets to a newly formed entity, BR Brand Holdings LLC (“BR Brand”). On October 28, 2019, the member of BR Brand entered into a Membership Interest Purchase Agreement and sold a majority interest to B. Riley Brand Management LLC, an indirect wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”) in exchange for (i) aggregate consideration of $116,500,000 in cash and (ii) the issuance of a warrant to purchase up to 200,000 shares of B. Riley’s common stock to Bluestar, at an exercise price of $26.24 per share. One-third of the warrant will vest immediately and become exercisable upon its issuance at the closing and the remaining two-thirds will vest and become exercisable following the first and/or second anniversaries of the closing, subject to BR Brand’s (or another related joint venture with Bluestar) satisfaction of specified financial performance targets. Additionally, in connection with the closing, Bluestar and B. Riley entered into a participation agreement whereby Bluestar granted to B. Riley certain rights with respect to future acquisition, ownership or economic opportunities in any brand assets not currently owned or managed by Bluestar or any of its affiliates.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

BR BRAND GROUP

Notes to Combined Financial Statements

Note 2 - Summary of Significant Accounting Policies (Continued)

Licensing Income Receivable

The Company does not maintain traditional accounts receivable, but instead records accrued revenue amounts for royalty payments that have not yet been paid at the end of the period. Licensing income receivable is recorded net of allowances for doubtful accounts, based on the Company’s ongoing discussions with its licensees and its evaluation of their creditworthiness, payment history and account aging. There is no allowance for doubtful accounts at December 31, 2018 and 2017.

Intangible Assets

The Company evaluates the initial acquisition of intangible assets under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Based on this evaluation, the Company has determined that since substantially all of what it acquires is concentrated in a single asset (the trademarks), these acquisitions have not met the definition of a business and, therefore, have been accounted for as acquisitions of assets. Intangibles acquired, including transaction costs, have been capitalized and have been determined to have an indefinite life.

The Company performs an impairment test at least annually, unless impairment indicators or a triggering event occurs that would require an earlier evaluation. Impairment is measured by a comparison of the carrying amount to the estimated discounted future cash flows expected to be generated by the asset. In the event any of the Company’s intangible assets are determined to have a decline in their fair value, an impairment loss is recognized in the combined statement of income. These are tested when a triggering event occurs that could indicate a potential impairment. During the years ended December 31, 2018 and 2017, there has been no impairment recorded.

Revenue Recognition

The Company has entered into various license agreements that provide revenue based on guaranteed minimum royalty payments and advertising/marketing fees with additional royalty revenue based on a percentage of defined sales. Guaranteed minimum royalty payments and advertising/marketing revenue are recognized on a straight-line basis over the term of each contract year, as defined in each license agreement. Royalty payments exceeding the guaranteed minimum amounts are recognized as income during the period corresponding to the licensee’s sales. Additionally, payments received for terminating licenses are recognized when termination agreements are entered into and collectibility is reasonably assured.

BR BRAND GROUP

Notes to Combined Financial Statements

Note 2 - Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Payments received as consideration for the grant of a license are recorded as deferred revenue at the time payment is received and recognized ratably as revenue over the term of the license agreement. Advanced royalty payments are recorded as deferred revenue at the time payment is received and recognized as revenue when earned. Revenue is not recognized unless collectibility is reasonably assured.

Advertising Expenses

Advertising expenses are charged to operations in the period in which they are incurred. Advertising expense for the years ended December 31, 2018 and 2017 was approximately $657,000 and $705,000, respectively.

Income Taxes

Each entity is a limited liability company that is not a tax paying entity at the corporate level. Members are not obligated personally for any debt, obligation or liability of the Company solely by reason of being a member. Each member is individually responsible for their share of the income or loss for income tax reporting purposes. Accordingly, there is no provision for federal and state income taxes. The Company is subject to New York City Unincorporated Business tax.

The Company accounts for uncertainty in income taxes in accordance with FASB ASC Topic 740, Income Taxes. The Company recognizes interest and penalties relating to uncertain tax positions in income tax expense. The Company’s income tax returns for the fiscal years 2015 and forward are subject to examination. As of December 31, 2018 and 2017, no interest or penalties relating to tax positions has been recorded.

BR BRAND GROUP

Notes to Combined Financial Statements

Note 2 - Summary of Significant Accounting Policies (Continued)

New Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), that will supersede most current revenue recognition guidance, including industry-specific guidance. The core principle of the new guidance is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. Additionally, the guidance requires disclosures related to the nature, amount, timing and uncertainty of revenue that is recognized. The amendments are required to be adopted for the Company’s December 31, 2019 combined financial statements. Transition to the new guidance may be done using either a full or modified retrospective method.

The Company will adopt this standard effective January 1, 2019 using the modified retrospective approach. The Company has one main revenue stream, licensing income. Upon adoption, the Company will have a one-time cumulative effect to opening members’ equity of approximately $2,600,000 to reflect the change from recognizing guaranteed minimum royalty payments over the term of the entire contract instead of over the individual contract year since many of the licensing agreements have escalating guaranteed minimum royalty payments in the contract years contained in the contracts.

Note 3 - Concentration of Credit Risk and Customer Concentrations

Cash

The Company maintains cash at two commercial banks. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 in the aggregate. At times, the cash accounts may exceed this limit; however, the Company has not experienced any losses on its deposits.

Licensing Income Receivable

Three licensees in each year accounted for approximately 43% and 44% of the Company’s total licensing income receivable at December 31, 2018 and 2017, respectively. The Company does not believe that the receivable balance from these licensees represents a significant collection risk based on past collection experience.

BR BRAND GROUP

Notes to Combined Financial Statements

Note 4 - Long-Term Debt

EL Acquisition LLC (“EL”) entered into an agreement, as amended, with a commercial bank for a term loan in the amount of $1,575,000, with a maturity date of May 1, 2020. The loan bears interest at prime minus 0.25% per year (5.25% at December 31, 2018). At December 31, 2018 and 2017, EL had $472,500 and $787,500, respectively, in outstanding borrowings under the loan. The remaining principal payments in the amount of $78,750 are due quarterly. The loan contains various financial covenants and is collateralized by the EL trademark, which has a carrying value of approximately $5,750,000 at December 31, 2018.

The approximate aggregate annual principal payments required to be made as of December 31, 2018 are as follows:

2019	$315,000
2020	$157,500

In October 2019, the note was paid in full.

Note 5 - Related Party Transactions

Corporate Overhead

Bluestar charges the Company a corporate overhead fee monthly which is meant to encompass back office expenses, including payroll and rent. For the years ended December 31, 2018 and 2017, the monthly charges were approximately $3,135,000 and $2,821,000, respectively.

Management Fees

EL’s operating agreement also allows for reimbursement of expenses to a member other than Bluestar. Management fee expense to this member for the years ended December 31, 2018 and 2017 was $90,000 in each year.

Note 6 - Commitments and Contingencies

NL Brand Holdings LLC (“NL”) Preferred Distributions

In accordance with the operating agreement of NL, one of the members had a preferred return of distributions up to $14,500,000 before the other member could receive distributions. As of December 31, 2018, approximately $11,888,000 has been paid to the preferred member. In October 2019, in connection with the settlement of the litigation (see below), the other member has transferred its membership interest to the preferred member.

BR BRAND GROUP

Notes to Combined Financial Statements

Note 6 - Commitments and Contingencies (Continued)

Litigation

NL was party to an action in the Supreme Court of New York against its original owner. She had also asserted various counterclaims against NL. In October 2019, these claims were settled for a total payment of $5,000,000. The Company has allocated approximately $3,268,000 as the fair value of her ownership interest on the settlement date and the remaining $1,732,000 will be recorded as an expense during 2019.

The Company is involved in various lawsuits surrounding its trademarks, which arose in the ordinary course of business. Management is vigorously pursuing the lawsuits and believes the outcome will not have a material effect on the Company’s combined financial position, results of operations or cash flows.

Note 7 - Subsequent Events

The Company has evaluated subsequent events through November 26, 2019, which is the date the combined financial statements were available to be issued.